Exhibit 99.1

ACADIA HEALTHCARE ANNOUNCES THIRD QUARTER 2026 RESULTS AND RAISES FULL YEAR 2026 FINANCIAL GUIDANCE

FRANKLIN, Tenn. (November 4, 2026) – Acadia Healthcare Company, Inc. (“Acadia” or the “Company”) (NASDAQ: ACHC) today announced financial results for the third quarter ended September 30, 2026.

Third Quarter 2026 Results

●	Revenue totaled $895.3 million, an increase of 5.1% compared with the third quarter of 2025
●	Same-facility revenue increased 5.2% compared with the third quarter of 2025, as patient days increased 1.1% and revenue per patient day increased 4.0%
●	Net income attributable to Acadia totaled $34.5 million, or $0.38 per diluted share, compared with $36.2 million, or $0.40 per diluted share, in the prior-year period
●	Adjusted net income attributable to Acadia totaled $54.6 million, or $0.60 per diluted share, compared with $64.8 million, or $0.72 per diluted share, in the prior-year period
●	Adjusted EBITDA was $176.4 million, compared with $173.0 million in the prior-year period
●	Operating cash flows were $97.9 million and capital expenditures were $50.7 million
●	Added 220 licensed beds during the third quarter, including 144 beds at a new facility and 76 beds at existing facilities

Adjusted net income attributable to Acadia, Adjusted EBITDA and Adjusted earnings per diluted share are non-GAAP financial measures. A reconciliation of all non-GAAP financial measures in this press release begins on page 9.

“Acadia delivered strong results in the third quarter, and our positive momentum is driving our increased full-year guidance. We remain focused on our key priorities, including expanding access to quality patient care and consistent operational execution with financial discipline," said Debbie Osteen, Chief Executive Officer of Acadia. "We've expanded our footprint by opening 16 new acute facilities over the last four years, and based on the progress we've made so far this year, we now expect to deliver approximately $60 million of incremental EBITDA from these facilities in 2027 relative to 2026. Overall, we are confident that we have the capabilities in place to continue to drive Acadia forward and deliver additional value for our patients, our partners, and our investors.”

Third Quarter Financial Summary
(dollars in millions, except per share amounts)	2026	2025	Change (%)

Acute Inpatient Psychiatric Facilities	$524.8	$471.5	11%
Specialty Treatment Facilities	$136.0	$148.1	(8%)
Comprehensive Treatment Centers	$141.1	$144.5	(2%)
Residential Treatment Centers	$93.4	$87.5	7%
Total Revenue	$895.3	$851.6	5%
Reported Net Income	$34.5	$36.2	(5%)
Adjusted EBITDA	$176.4	$173.0	2%
Reported EPS	$0.38	$0.40	(5%)
Adjusted EPS	$0.60	$0.72	(17%)

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ACHC Announces Third Quarter 2026 Results

November 4, 2026

Discussion of Third Quarter Results

Total revenue in the third quarter was $895.3 million, which was an increase of 5.1% compared with the prior-year period. Facilities closed over the last twelve months represented a negative 1.3% impact to reported revenue growth in the quarter.

Same-facility revenue increased 5.2% compared with the prior-year period. Same-facility patient days increased 1.1%, and same-facility revenue per patient day increased 4.0%.

Acute inpatient psychiatric facility (“Acute”) revenue was $524.8 million, which was an increase of 11.3% compared with the prior-year period. Third quarter Acute inpatient volumes increased 7.5% compared with the prior-year period, driven primarily by expanded capacity from both newly constructed and existing facilities.

Specialty treatment facility (“Specialty”) revenue was $136.0 million, a decrease of 8.2% compared with the prior-year period. The revenue decline was related to Specialty facilities in Pennsylvania and the impact from having closed several Specialty facilities over the last 12 months.

Comprehensive treatment center (“CTC”) revenue was $141.1 million, which was a decrease of 2.3% compared with the prior-year period. Residential treatment center (“RTC”) revenue was $93.4 million, an increase of 6.7% compared with the prior-year period.

Total operating expenses were $728.1 million in the third quarter of 2026, an increase of 6.4% compared with the prior-year period.

Salaries, wages and benefits were $490.3 million for the third quarter of 2026, an increase of 6.1% compared with the prior-year period. The increase is primarily due to new facility openings, as well as routine annual wage increases. Same-facility salaries, wages and benefits increased by 4.3%.

Adjusted EBITDA for the third quarter was $176.4 million, compared with $173.0 million in the prior-year period. Third quarter 2026 Adjusted EBITDA includes a favorable pre-tax benefit related to an accrual for expected payments from the Florida supplemental payment program year ended September 30, 2026, which was $13.4 million compared to $5.6 million included in the Company's previous guidance.

Development Activity

The Company added 220 licensed beds during the third quarter, including a 144-bed de novo facility near Jacksonville, Florida and 76 beds added to existing facilities. Additionally, the Company opened one new CTC location and closed one existing CTC location during the quarter.

Cash and Liquidity

As of September 30, 2026, the Company had $163.3 million in cash and cash equivalents and $710.1 million available under its $1.0 billion revolving credit facility. As of September 30, 2026, Acadia’s net leverage ratio was 3.9x Adjusted EBITDA, calculated in accordance with its Credit Agreement as disclosed in the Company’s latest periodic reports and other filings with the Securities and Exchange Commission (“SEC”).

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ACHC Announces Third Quarter 2026 Results

November 4, 2026

2026 Financial Guidance

Acadia today updated its financial guidance for 2026, as follows:

	Full Year 2026 November Guidance Range	Full Year 2026 July Guidance Range
Revenue	$3.44 to $3.46 billion	$3.40 to $3.45 billion
Adjusted EBITDA	$615 to $625 million	$590 to $615 million
Adjusted earnings per diluted share	$1.70 to $1.80	$1.45 to $1.60
Operating Cash Flow	$375 to $400 million	$350 to $400 million
Capital expenditures	$210 to $230 million	$235 to $255 million

The Company’s guidance does not include the impact of any future acquisitions, divestitures, transaction, legal and other costs or non-recurring legal settlements expense.

Conference Call

Acadia will hold a conference call to discuss its third quarter financial results at 8:00 a.m. Central Time / 9:00 a.m. Eastern Time on Thursday, November 5, 2026. A live webcast of the conference call will be available at www.acadiahealthcare.com in the “Investors” section of the website. The archived webcast will be available after the call has ended.

About Acadia

Acadia Healthcare is the largest stand-alone behavioral healthcare company in the United States, providing mental health and addiction treatment services across a comprehensive continuum of care that includes inpatient psychiatric hospitals, specialty treatment facilities, RTCs, and outpatient clinics. Acadia operates 280 behavioral health facilities across 40 states and Puerto Rico and serves more than 85,000 patients daily. Guided by its mission, Acadia provides paths to healing through evidence-based treatment and compassionate care that inspires hope, improves lives and elevates communities.

Description of Business

Unless the context otherwise requires, all references herein to “Acadia,” “Acadia Healthcare,” “the Company,” “we,” “us” or “our” mean Acadia Healthcare Company, Inc. and its consolidated subsidiaries. Acadia Healthcare Company, Inc. is a holding company whose direct and indirect subsidiaries conduct healthcare and management operations. The terms “facilities,” “centers,” “clinics,” and “hospitals” refer to entities owned, operated, or managed by subsidiaries of Acadia Healthcare Company, Inc. References herein to “employees” refer to employees of subsidiaries of Acadia Healthcare Company, Inc.

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ACHC Announces Third Quarter 2026 Results

November 4, 2026

Forward-Looking Information

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements related to our strategy, growth and anticipated operating results for future periods. Generally, words such as “may,” “will,” “should,” “could,” “anticipate,” “expect,” “intend,” “estimate,” “plan,” “continue” and “believe” or the negative of or other variation on these and other similar expressions identify forward-looking statements. These forward-looking statements are made only as of the date of this press release. We do not undertake to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements are based on current expectations and involve risks and uncertainties, and our future results could differ significantly from those expressed or implied by our forward-looking statements. Factors that may cause actual results to differ materially include, without limitation, (i) potential difficulties in successfully integrating the operations of acquired facilities or realizing the expected benefits and synergies of facility expansions, acquisitions, joint ventures and de novo transactions; (ii) Acadia’s ability to add beds, expand services, enhance marketing programs and improve efficiencies at its facilities; (iii) potential reductions or delays in payments received by Acadia from government, commercial and other third-party payors or denials of claims for payment, including, without limitation, because of the significant changes to Medicaid financing mechanisms introduced by the One Big Beautiful Bill Act (the “OBBBA”) enacted on July 4, 2025; (iv) the occurrence of patient incidents, governmental investigations, litigation and adverse regulatory actions, which could adversely affect the price of our common stock and result in substantial payments and incremental regulatory burdens; (v) the risk that Acadia may not generate sufficient cash from operations to service its debt and meet its working capital and capital expenditure requirements; (vi) changes in expectations resulting from actuarial and other reviews of Acadia’s liability reserves and other aspects of its business; (vii) potential disruptions to our information technology systems or adverse impacts of a cybersecurity incident; and (viii) potential operating difficulties, including, without limitation, disruption to the U.S. economy and financial markets; reduced admissions and patient volumes, including, without limitation, due to the OBBBA’s introduction of work or community engagement requirements in the Medicaid expansion population; increased costs relating to labor, supply chain and other expenditures; changes in competition and client preferences; and general economic or industry conditions that may prevent Acadia from realizing the expected benefits of its business strategies. These factors and others are more fully described in Acadia’s periodic reports and other filings with the SEC.

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ACHC Announces Third Quarter 2026 Results

November 4, 2026

Acadia Healthcare Company, Inc.

Condensed Consolidated Statements of Income

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(In thousands, except per share amounts)

Revenue	$895,309	$851,573	$2,589,950	$2,491,310

Salaries, wages and benefits (including equity-based compensation expense of $9,246, $6,031, $28,192 and $25,257, respectively)	490,267	462,169	1,431,402	1,359,857
Professional fees	58,664	51,478	167,621	147,146
Supplies	31,504	30,412	91,192	87,286
Rents and leases	11,933	11,736	35,510	36,002
Other operating expenses	135,738	128,787	422,564	377,203
Depreciation and amortization	53,134	47,468	155,987	143,495
Interest expense, net	37,278	36,619	113,786	100,939
Debt extinguishment costs	—	—	—	1,269
Legal settlements (gain) expense	(7,151)	—	6,600	3,504
Loss on impairment	3,546	—	10,910	1,452
Loss (gain) on sale of property	189	—	(3,392)	(8,715)
Transaction, legal and other costs	23,739	42,919	68,331	138,416
Total expenses	838,841	811,588	2,500,511	2,387,854
Income before income taxes	56,468	39,985	89,439	103,456
Provision for income taxes	17,818	1,668	34,065	18,139
Net income	38,650	38,317	55,374	85,317
Net income attributable to noncontrolling interests	(4,164)	(2,071)	(5,855)	(10,570)
Net income attributable to Acadia Healthcare Company, Inc.	$34,486	$36,246	$49,519	$74,747

Earnings per share attributable to Acadia Healthcare Company, Inc. stockholders:
Basic	$0.38	$0.40	$0.55	$0.82
Diluted	$0.38	$0.40	$0.54	$0.82

Weighted-average shares outstanding:
Basic	90,888	90,414	90,747	90,794
Diluted	91,746	90,584	91,452	91,255

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ACHC Announces Third Quarter 2026 Results

November 4, 2026

Acadia Healthcare Company, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	September 30,	December 31,
	2026	2025
	(In thousands)

ASSETS
Current assets:
Cash and cash equivalents	$163,307	$133,242
Accounts receivable, net	501,385	440,604
Other current assets	216,624	240,293
Total current assets	881,316	814,139
Property and equipment, net	3,048,638	3,111,212
Goodwill	1,315,642	1,296,342
Intangible assets, net	100,189	96,672
Deferred tax assets	2,422	2,528
Operating lease right-of-use assets	139,142	134,005
Other assets	67,241	72,550
Total assets	$5,554,590	$5,527,448

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$32,500	$28,438
Accounts payable	138,557	150,403
Accrued salaries and benefits	184,392	188,638
Current portion of operating lease liabilities	21,739	21,160
Other accrued liabilities	174,842	136,555
Total current liabilities	552,030	525,194
Long-term debt	2,319,859	2,471,529
Deferred tax liabilities	93,639	66,605
Operating lease liabilities	129,547	121,961
Other liabilities	207,147	201,607
Total liabilities	3,302,222	3,386,896
Redeemable noncontrolling interests	229,876	191,592
Equity:
Common stock	909	905
Additional paid-in capital	2,737,905	2,713,896
Accumulated deficit	(716,322)	(765,841)
Total equity	2,022,492	1,948,960
Total liabilities and equity	$5,554,590	$5,527,448

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ACHC Announces Third Quarter 2026 Results

November 4, 2026

Acadia Healthcare Company, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended September 30,
	2026	2025
	(In thousands)
Operating activities:
Net income	$55,374	$85,317
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	155,987	143,495
Amortization of debt issuance costs	3,796	3,513
Equity-based compensation expense	28,192	25,257
Deferred income taxes	27,141	3,309
Debt extinguishment costs	—	1,269
Non-cash legal settlements expense	—	3,504
Loss on impairment	10,910	1,452
Loss (gain) on sale of property	(3,392)	(8,715)
Other	639	1,907
Change in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	(60,781)	(64,958)
Other current assets	43,992	(17,590)
Other assets	(1,976)	(10,865)
Accounts payable and other accrued liabilities	36,311	33,584
Accrued salaries and benefits	(10,138)	5,158
Other liabilities	35,426	12,554
Net cash provided by operating activities	321,481	218,191

Investing activities:
Cash paid for acquisitions, net of cash acquired	—	(8,165)
Cash paid for capital expenditures	(165,860)	(478,617)
Proceeds from sale of property and equipment	33,901	23,151
Other	(3,439)	(145)
Net cash used in investing activities	(135,398)	(463,776)

Financing activities:
Borrowings on long-term debt	—	1,200,000
Borrowings on revolving credit facility	85,000	875,000
Principal payments on revolving credit facility	(215,000)	(1,035,000)
Principal payments on long-term debt	(20,313)	(8,125)
Repayment of long-term debt	—	(670,856)
Payment of debt issuance costs	—	(18,615)
Repurchase of shares for payroll tax withholding, net of proceeds from stock option exercises	(4,150)	(3,953)
Repurchase of common stock	—	(50,034)
Contributions from noncontrolling partners in joint ventures	2,759	5,000
Distributions to noncontrolling partners in joint ventures	(4,207)	(3,877)
Cash paid for contingent consideration	—	(1,500)
Other	(107)	(67)
Net cash (used in) provided by financing activities	(156,018)	287,973

Net increase in cash and cash equivalents	30,065	42,388
Cash and cash equivalents at beginning of the period	133,242	76,305
Cash and cash equivalents at end of the period	$163,307	$118,693

Effect of acquisitions:
Assets acquired, excluding cash	$33,591	$36,715
Liabilities assumed	—	(1,193)
Redeemable noncontrolling interest resulting from an acquisition	(33,591)	(27,357)
Cash paid for acquisitions, net of cash acquired	$—	$8,165

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ACHC Announces Third Quarter 2026 Results

November 4, 2026

Acadia Healthcare Company, Inc.

Operating Statistics (1)

(Unaudited, $ in thousands except per Patient Day metrics)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2026	2025	% Change	2026	2025	% Change
Same Facility Results (2)
Revenue	$883,212	$839,629	5.2%	$2,552,950	$2,454,772	4.0%
Patient Days	823,164	814,177	1.1%	2,390,199	2,362,771	1.2%
Admissions	56,999	53,486	6.6%	163,099	153,142	6.5%
Average Length of Stay (3)	14.4	15.2	-5.1%	14.7	15.4	-5.0%
Revenue per Patient Day	$1,073	$1,031	4.0%	$1,068	$1,039	2.8%
Adjusted EBITDA	$228,803	$215,553	6.1%	$629,230	$639,573	-1.6%

Total Facility Results
Revenue	$895,309	$851,573	5.1%	$2,589,950	$2,491,310	4.0%
Patient Days	836,495	830,165	0.8%	2,428,245	2,409,938	0.8%
Admissions	58,272	54,450	7.0%	167,003	156,055	7.0%
Average Length of Stay (3)	14.4	15.2	-5.8%	14.5	15.4	-5.8%
Revenue per Patient Day	$1,070	$1,026	4.3%	$1,067	$1,034	3.2%
Adjusted EBITDA	$216,162	$210,779	2.6%	$589,328	$623,537	-5.5%

(1) Total facility and same facility results may not be indicative of the overall performance of our business and should not be considered as alternatives for net income or any other performance measures in accordance with GAAP (as defined herein).

(2) Same facility results for the periods presented include facilities we have operated for more than one year and exclude certain closed services.

(3) Average length of stay is defined as patient days divided by admissions.

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ACHC Announces Third Quarter 2026 Results

November 4, 2026

Acadia Healthcare Company, Inc.

Reconciliation of Net Income Attributable to Acadia Healthcare Company, Inc. to Adjusted EBITDA and
Same Facility Adjusted EBITDA

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(in thousands)

Net income attributable to Acadia Healthcare Company, Inc.	$34,486	$36,246	$49,519	$74,747
Net income attributable to noncontrolling interests	4,164	2,071	5,855	10,570
Provision for income taxes	17,818	1,668	34,065	18,139
Interest expense, net	37,278	36,619	113,786	100,939
Depreciation and amortization	53,134	47,468	155,987	143,495
EBITDA	146,880	124,072	359,212	347,890

Adjustments:
Equity-based compensation expense (a)	9,246	6,031	28,192	25,257
Transaction, legal and other costs (b)	23,739	42,919	68,331	138,416
Debt extinguishment costs (c)	—	—	—	1,269
Legal settlements (gain) expense (d)	(7,151)	—	6,600	3,504
Loss on impairment (e)	3,546	—	10,910	1,452
Loss (gain) on sale of property (f)	189	—	(3,392)	(8,715)
Adjusted EBITDA	$176,449	$173,022	$469,853	$509,073

Corporate general and administrative costs (g)	(39,713)	(37,757)	(119,475)	(114,464)
Total Facility Adjusted EBITDA	216,162	210,779	589,328	623,537
De novos, acquisitions, and closed facilities (h)	(12,641)	(4,774)	(39,902)	(16,036)
Same Facility Adjusted EBITDA	$228,803	$215,553	$629,230	$639,573

See footnotes on pages 13-14.

Acadia Healthcare Company, Inc.

Reconciliation of Net Income Attributable to Acadia Healthcare Company, Inc. to

Adjusted Income Attributable to Acadia Healthcare Company, Inc.

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(in thousands, except per share amounts)

Net income attributable to Acadia Healthcare Company, Inc.	$34,486	$36,246	$49,519	$74,747

Adjustments to income:
Transaction, legal and other costs (b)	23,739	42,919	68,331	138,416
Debt extinguishment costs (c)	—	—	—	1,269
Legal settlements (gain) expense (d)	(7,151)	—	6,600	3,504
Loss on impairment (e)	3,546	—	10,910	1,452
Loss (gain) on sale of property (f)	189	—	(3,392)	(8,715)
Provision for income taxes	17,818	1,668	34,065	18,139
Adjusted income before income taxes attributable to Acadia Healthcare Company, Inc.	72,627	80,833	166,033	228,812
Income tax effect of adjustments to income (i)	18,022	16,005	43,036	52,215
Adjusted income attributable to Acadia Healthcare Company, Inc.	54,605	64,828	122,997	176,597

Weighted-average shares outstanding - diluted	91,746	90,584	91,452	91,255

Adjusted income attributable to Acadia Healthcare Company, Inc. per diluted share	$0.60	$0.72	$1.34	$1.94

See footnotes on pages 13-14.

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ACHC Announces Third Quarter 2026 Results

November 4, 2026

Acadia Healthcare Company, Inc.

Footnotes

We have included certain financial measures in this press release, including those listed below, which are “non-GAAP financial measures” as defined under the rules and regulations promulgated by the SEC. These non-GAAP financial measures include, and are defined, as follows:

• EBITDA:  net income attributable to Acadia Healthcare Company, Inc. adjusted for net income attributable to noncontrolling interests, provision for income taxes, net interest expense and depreciation and amortization.

• Adjusted EBITDA: EBITDA adjusted for equity-based compensation expense, transaction, legal and other costs, debt extinguishment costs, legal settlements expense, loss on impairment and gain on sale of property, net.

• Adjusted income before income taxes attributable to Acadia Healthcare Company, Inc.: net income attributable to Acadia Healthcare Company, Inc. adjusted for transaction, legal and other costs, debt extinguishment costs, legal settlements expense, loss on impairment, gain on sale of property, net, and provision for income taxes.

• Adjusted income attributable to Acadia Healthcare Company, Inc.: Adjusted income before income taxes attributable to Acadia Healthcare Company, Inc. adjusted for the income tax effect of adjustments to income.

• Total facility adjusted EBITDA: Adjusted EBITDA adjusted for general and administrative costs related to our corporate functions. General and administrative costs directly related to the facilities are included in total facility results.

• Same facility adjusted EBITDA: Adjusted EBITDA for facilities and services to those facilities operated in both the current and prior year. These metrics exclude the operating results associated with facilities under operation for less than one year and facilities acquired, divested or removed from service during the current or prior year.

The non-GAAP financial measures presented herein are supplemental measures of our performance and are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). The non-GAAP financial measures presented herein are not measures of our financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as measures of our liquidity. Our measurements of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies. We have included information concerning the non-GAAP financial measures in this press release because we believe that such information is used by certain investors as measures of a company’s historical performance. We believe these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of issuers of equity securities, many of which present similar non-GAAP financial measures when reporting their results. Because the non-GAAP financial measures are not measurements determined in accordance with GAAP and are thus susceptible to varying calculations, the non-GAAP financial measures, as presented, may not be comparable to other similarly titled measures of other companies. Our presentation of these non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

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ACHC Announces Third Quarter 2026 Results

November 4, 2026

Total facility results include operating results for all of our facilities and services but exclude general and administrative costs related to our corporate functions. Such costs related to our corporate functions include, amongst others, costs for accounting and finance, information systems, human resources, legal and operational and executive leadership. General and administrative costs directly related to the facilities are included in facility results. Such costs directly related to our facilities include, amongst others, labor at the facility level, insurance, including property, professional, legal and general liability insurance, hospital supplies, including medication, utilities and food service, and general maintenance costs for the facility. We determine which general and administrative costs to exclude and include in total facility results by ensuring those costs directly associated with facility operations are captured at the facility level for reporting. Note that total facility costs include those related to new facilities and the cost of closure and run-out costs related to facilities we have closed. We believe that providing results on a total facility basis is helpful to our investors as a measure of our financial and operating performance because it neutralizes the impact of corporate-level items that do not arise out of our core operations at our facilities.

Same facility results include operating results only for facilities and services operated in both the current and prior year. These metrics exclude the operating results associated with facilities under operation for less than one year and facilities acquired during the current or prior year, as well as facilities divested or removed from service. We believe that providing results on a same facility basis is helpful to investors because it neutralizes the impact of new facilities that are in early stages of operation and facilities that we no longer operate, each of which may distort investors’ understanding of the Company’s underlying performance at our existing and continuing facilities. Further, we believe that providing same facility information is helpful to our investors as a measure of the financial and operating performance of our existing and continuing facilities on a comparable basis, and same facility results provide investors with information useful in understanding underlying organic growth in such facilities. For these reasons, we believe that same facility results are particularly useful during periods of significant expansion or contraction.

Total facility results reflect adjustments that are intended to provide the specific presentation described above, and same facility results reflect adjustments that may be irregular in timing from period to period related to newly opened or acquired facilities or facilities that we no longer operate, and may omit certain results that investors may view as important. Total facility and same facility results may therefore not be indicative of the overall performance of our business and should be not be considered as alternatives for net income or any other performance measures derived in accordance with GAAP.

The Company is not able to provide a reconciliation of projected Adjusted EBITDA and adjusted earnings per diluted share, where provided, to expected results due to the unknown effect, timing and potential significance of transaction-related expenses and the tax effect of such expenses.

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ACHC Announces Third Quarter 2026 Results

November 4, 2026

Acadia Healthcare Company, Inc.

Footnotes (continued)

(a) Represents the equity-based compensation expense of Acadia. Equity-based compensation expense is excluded from Adjusted EBITDA because we believe that the cost of equity awards granted to employees does not contribute to the earnings potentially available for distributions to Acadia's equity holders or reinvestment into the Company's business.

(b) Represents transaction, legal, and other costs incurred by Acadia primarily related to the following categories: (1) government investigations; (2) legal, accounting, and other acquisition-related costs; (3) termination and restructuring costs; and (4) management transition costs. Government investigations include legal fees and settlement costs related to certain litigation. Legal, accounting and other acquisition-related costs include costs incurred for the development of new facilities ($0.1 million and $0.5 million for the three months ended September 30, 2026 and 2025, respectively, and $0.5 million and $1.9 million for the nine months ended September 30, 2026 and 2025, respectively); and legal and settlement costs incurred related to certain litigation not included in government investigations ($3.2 million and $0.4 million for the three months ended September 30, 2026 and 2025, respectively, and $12.9 million and $(2.3) million for the nine months ended September 30, 2026 and 2025, respectively). Termination and restructuring costs include costs, net of gains, incurred related to workforce reductions, contract amendments, and the closure and disposition of certain facilities, including related lease terminations. Management transition costs consist primarily of severance benefits incurred with the departure of the Company’s former Chief Executive Officer, Christopher H. Hunter. The table below quantifies each of the components of transaction, legal and other costs for the periods presented. Such transaction, legal and other costs are excluded from Adjusted EBITDA because we believe that the nature, size, and number of these costs can vary dramatically from period to period and between Acadia and its peers and can also obscure underlying business trends and make comparisons of long-term performance difficult.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(in thousands)
Government investigations	$18,269	$38,737	$38,162	$123,274
Legal, accounting and other acquisition-related costs	3,374	976	13,414	(304)
Termination and restructuring costs	2,096	3,206	12,842	15,446
Management transition costs	—	—	3,913	—
Transaction, legal, and other costs	$23,739	$42,919	$68,331	$138,416

(c) Represents debt extinguishment costs recorded during the first quarter of 2025 in connection with the refinancing of the prior credit facility. Debt extinguishment is excluded from Adjusted EBITDA because we believe that this expense is unrelated to Acadia’s day-to-day business operations and not indicative of Acadia’s ongoing operating results.

(d) Legal settlements gain for the three months ended September 30, 2026 primarily related to the receipt of insurance proceeds in excess of payment of attorneys' fees and expenses to plaintiffs' counsel in connection with the settlement of derivative cases against the Company. Legal settlements expense for the nine months ended September 30, 2026, relates to costs associated with the settlement of Sandoval v. Acadia Healthcare Company, Inc., Marin County Super. Ct. No. CIV1802171, partially offset by the receipt of insurance proceeds in excess of payment of attorneys' fees and expenses to plaintiffs' counsel in connection with the settlement of derivative cases against the Company. Legal settlements expense for the nine months ended September 30, 2025, relates to costs associated with the Desert Hills litigation. Legal settlements expense is excluded from Adjusted EBITDA because we believe that this expense is unrelated to Acadia’s day-to-day business operations and not indicative of Acadia’s ongoing operating results.

(e) Represents non-cash impairment charges. Non-cash impairment charges are excluded from Adjusted EBITDA because we believe that these charges are unrelated to Acadia’s day-to-day business operations and not indicative of Acadia’s ongoing operating results.

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ACHC Announces Third Quarter 2026 Results

November 4, 2026

(f) Represents loss (gain) on facility property sales. Net gains from facility property sales are excluded from Adjusted EBITDA because we believe that these gains are unrelated to Acadia’s day-to-day business operations and not indicative of Acadia’s ongoing operating results.

(g) Represents general and administrative costs related to our corporate functions, including, amongst others, costs for accounting and finance, information systems, human resources, legal and operational and executive leadership. We determine which general and administrative costs to exclude and include in total facility results by ensuring those costs directly associated with facility operations are captured at the facility level for reporting. Corporate general and administrative costs are excluded to present Total Facility Adjusted EBITDA because we believe that providing results on a total facility basis is helpful to our investors as a measure of the financial and operating performance of our core operations at our facilities.

(h) Represents the portion of EBITDA for the periods presented attributable to de novos and acquired facilities in operation for less than one year and facilities closed during such period. De novos are newly developed facilities built by Acadia or with a joint venture partner. Such amounts are excluded from Adjusted EBITDA to present Same Facility Adjusted EBITDA because we believe providing same facility information is helpful to our investors as a measure of the financial and operating performance of our existing and continuing facilities on a comparable basis, and same facility results provide investors with information useful in understanding underlying organic growth in such facilities.

(i) Represents the income tax effect of adjustments to income based on tax rates of 24.8% and 19.8% for the three months ended September 30, 2026 and 2025, respectively, and 25.9% and 22.8% for the nine months ended September 30, 2026 and 2025, respectively. We believe excluding the income tax effect of adjustments to income assists investors in understanding the tax provision associated with those adjustments and the effect on net income.

Investor Contact:

investorrelations@acadiahealthcare.com

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